                                                                                 EXHIBIT 3.2

                                AMENDED BY-LAWS
                                      OF
                            TETON PETROLEUM COMPANY
                           (a Delaware corporation)

                                   ARTICLE I
                                 Stockholders

     Section 1.1. Annual  Meetings.  An annual meeting of stockholders  shall be held for the election of directors at such date,  time and place,  either within or without the State of Delaware,  as may be  designated  by  resolution  of the
Board  of  Directors  from  time to  time.  Any  other  proper  business  may be transacted at the annual meeting.

     Section 1.2.  Special  Meetings.  Special  meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors  that has been duly  designated by the Board of  Directors  and whose  powers  and  authority,  as  expressly  provided  in a resolution of the Board of Directors,  include the power to call such  meetings, but such special meetings may not be called by any other person or persons.

     Section 1.3.  Notice of  Meetings.  Whenever  stockholders  are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place,  date and hour of the  meeting  and. in the case of a special  meeting,  the  purpose or  purposes  for which the meeting is called.  Unless  otherwise  provided by law, the certificate of incorporation or these by-laws,  the written notice of any meeting shall be given not less dm ten nor more than sixty  days  before  the date of the  meeting to each  stockholder entitled to vote at such meeting.  If mailed,  such notice shall be deemed to be given when deposited In the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of tile corporation.

     Section 1.4. Adjournments. Any meeting of stockholders,  annual or special, may adjourn from time to time to reconvene at the same or some other place,  and notice  need not be given of any such  adjourned  meeting  if the time and place thereof are announced at the meeting at which the  adjournment is taken.  At the adjourned  meeting the  corporation  may transact any business  which might have been  transacted at the original  meeting.  If the  adjournment is for more than thirty  days,  or if after the  adjournment  a new record  date is fixed for the adjourned  meeting,  notice  of the  adjourned  meeting  shall  be given to each stockholder of record entitled to vote at the meeting,

     Section 1.5. Quorum.  Except as otherwise  provided by law, the certificate of incorporation or these by-laws,  at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having  one-third of the votes  which  could be cast by the  holders of all  outstanding  shares of stock entitled to vote at the meeting shall be necessary and  sufficient to constitute a quorum.  In the  absence of a quorum,  the  stockholders  so present  may,  by majority vote,  adjourn the meeting from time to time in the manner  provided in
Section 1.4 of these  by-laws  until a quorum  shall  attend.  Shares of its own stock belonging to the corporation or to another  corporation,  if a majority of the  shares  entitled  to vote  in the  election  of  directors  of  such  other corporation is held, directly or indirectly,  by the corporation,  shall neither be entitled to vote nor be counted for quorum purposes;  provided, however, that the  foregoing  shall  not limit the  right of the  corporation  to vote  stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 1.6. Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board,  if any, or in his absence by the Vice Chairman of the Board,  if any, or in his absence by the  President,  or in his absence by a
Vice  President,  or in the  absence  of the  foregoing  persons  by a  chairman designated by the Board of Directors, or in the absence of such designation by a chairman  chosen at the  meeting,  The  Secretary  shall act as secretary of the meeting,  but in his absence the  chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of the meeting shall  announce at the meeting of stockholders  the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

     Section  1.7.  Voting;   Proxies.  Except  as  otherwise  provided  by  the
certificate of incorporation,  each stockholder  entitled to vote at any meeting of  stockholders  shall be  entitled to one vote for each share of stock held by him  which has  voting  power  upon the  matter in  question.  Each  stockholder entitled to vote at a meeting of  stockholders  or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy,  but no such proxy shall be voted or acted upon after three years from its date,  unless the proxy provides for a longer period.
A proxy shall be  irrevocable  if it states that it is  irrevocable  and if, and only as long as, it is coupled with an interest  sufficient in law to support an irrevocable  power. A stockholder  may revoke any proxy which is not irrevocable by  attending  the  meeting and voting in person or by filing an  instrument  in writing  revoking  the  proxy  or by  delivering  a  proxy  in  accordance  with applicable law bearing a later date to the Secretary of the corporation.  Voting at meetings of stockholders  need not be by written ballot and, unless otherwise required by law,  need not be  conducted  by  inspectors  of election  unless so determined  by the  holders of shares of stock  having a  majority  of the votes which could be cast by the holders of all  outstanding  shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.  At all meetings of stockholders  for the election of directors a plurality of the votes cast shall be sufficient  to elect.  All other  elections  and questions  shall, unless  otherwise  provided by law, the  certificate of  incorporation  or these by-laws,  be  decided  by the vote of the  holders  of shares of stock  having a majority  of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

     Section 1.8. Fixing Date for  Determination  of Stockholders of Record.  In
order that the corporation may determine the stockholders  entitled to notice of or to vote at any meeting of  stockholders  or any  adjournment  thereof,  or to express consent to corporate action in writing without a meeting, or entitled to receive  payment of any  dividend  or other  distribution  or  allotment  of any rights, or entitled to exercise any rights in respect of any change,  conversion or exchange of stock or for the purpose of any other lawful action, the Board of
Directors  may fix a record  date,  which record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the Board of
Directors  and  which  record  date:  (1)  in  the  case  of   determination  of
stockholders  entitled to vote at any  meeting of  stockholders  or  adjournment thereof,  shall,  unless  otherwise  required by law. not be more than sixty nor less  than  ten  days  before  the  date of  such  meeting;  (2) in the  case of determination of stockholders entitled to express consent to corporate action in writing  without a  meeting,  shall not be more than ten days from the date upon which  the  resolution  fixing  the  record  date is  adopted  by the  Board  of
Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for  determining  stockholders  entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given,  or, if notice is waived,  at the close of business on the day next preceding the day an which the meeting is held; (2) the record date for determining  stockholders entitled to express consent to corporate action in writing  without a meeting  when no prior  action of the Board of  Directors  is required  by law,  shall be the  first  date on which a signed  written  consent setting  forth the action  taken or  proposed  to be taken is  delivered  to the corporation in accordance  with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for  determining  stockholder for any other purpose shall be at the close of business on the day on which the Board of  Directors  adopts the resolution  relating thereto. A determination of stockholders of record entitled to  notice  of or to  vote at a  meeting  of  stockholders  shall  apply  to any adjournment of the meeting;  provided,  however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 1.9. List of  Stockholders  Entitled to Vote.  The Secretary  shall prepare and make,  at least ten days before  every  meeting of  stockholders,  a complete list of the stockholders  entitled to vote at the meeting,  arranged in alphabetical  order,  and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the  examination  of any  stockholder,  for any purpose  germane to the meeting, during ordinary  business hours,  for a period of at least ten days prior to the meeting,  either at a place  within  the city  where the  meeting is to be held, which  place  shall be  specified  in the  notice of the  meeting,  or if not so specified,  at the place where the meeting is to be held. The list shall also be produced  and kept at the time and place of the  meeting  during  the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the  directors  to produce  such a list at any meeting for the election of directors,  they shall be ineligible  for election to any office at such  meeting.  The stock ledger shall be the only evidence as to who are the stockholders  entitled to examine the stock ledger,  the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section  1.10.   Action  By  Consent  of  Stockholders.   Unless  otherwise
restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special  meeting of the  stockholders  may be taken without a meeting,  without  prior  notice and  without a vote,  if a consent or consents in writing,  setting forth the action so taken,  shall be signed by the holders of outstanding stock having not less dm the minimum number of votes that would be  necessary  to  authorize or take such action at a meeting at which all shares  entitled to vote  thereon  were present and voted and shall be delivered
(by hand or by certified or registered  mail,  return receipt  requested) to the
Corporation by delivery to its registered  office in the State of Delaware,  its principal place of business,  or an officer or agent of the  corporation  having custody  of the  book in  which  proceedings  of  minutes  of  stockholders  are recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those  stockholders who have not consented in writing.

     Section  1.11.  Conduct  of  Meetings.   The  Board  of  Directors  of  the
corporation  may adopt by resolution  such rules and regulations for the conduct of the  meeting  of  stockholders  as it shall deem  appropriate.  Except to the extent  inconsistent  with such rules and regulations as adopted by the Board of
Directors,  the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the  judgment  of such  chairman,  are  appropriate  for the  proper conduct of the meeting. Such rules,  regulations or procedures,  whether adopted by the Board of Directors  or  prescribed  by the  chairman of the meeting,  may include,  without limitation,  the following: (i) the establishment of an agenda or order of business for the meeting;  (ii) rules and procedures for maintaining order at the  meeting  and the safety of those  present;  (iii)  limitations  on attendance at or  participation  in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall  determine;  (iv)  restrictions on entry to the  meeting  after  the  time  fixed  for  the  commencement  thereof,  and (v)
limitations on the time allowed to questions or comments by participants. Unless and to the extent  determined  by the Board of  Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE II

                              Board of Directors

     Section 2.1. Number;  Qualifications.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     Section 2.2. Election; Resignation; Removal; Vacancies. At the first annual meeting of stockholders and at each annual meeting thereafter,  the stockholders shall elect  directors  each of whom shall hold office for a term of one year or until his  successor  is elected and  qualified.  Any director may resign at any time upon written notice to the corporation.  Any newly created  directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority  of the  remaining  members of the Board of  Directors,  although  such majority is less than a quorum, or by a plurality of the votes cast at a meeting of  stockholders,  and each  director  so elected  shall hold  office  until the expiration  of the term of office of the director  whom he has replaced or until his successor is elected and qualified.

     Section 2.3. Regular  Meetings.  Regular meetings of the Board of Directors may be held at such places  within or without the State of Delaware  and at such times as the  Board of  Directors  may from  time to time  determine,  and if so determined notices thereof need not be given.

     Section 2.4. Special  Meetings.  Special meetings of the Board of Directors may be held at any  time or place  within  or  without  the  State  of  Delaware whenever called by the President,  any Vice President,  the Secretary, or by any
member of the Board of  Directors.  Notice of a special  meeting of the Board of
Directors  shall be given by the person or persons  calling the meeting at least twenty-four hours before the special meeting.

     Section  2.5.  Telephonic  Meetings  Permitted.  Members  of the  Board  of
Directors,  or  any  committee  designated  by  the  Board  of  Directors,   may
participate  in a meeting  thereof by means of  conference  telephone or similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other,  and  participation  in a meeting  pursuant to this by-law shall constitute presence in person at such meeting.

     Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of  Directors a majority  of the whole Board of  Directors  shall  constitute  a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise  provide,  the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section  2.7.  Organization.  Meetings of the Board of  Directors  shall be presided  over by the  Chairman  of the Board,  if any, or in his absence by the
Vice Chairman of the Board,  if any, or in his absence by the  President,  or in their absence by a chairman  chosen at the meeting.  Tae Secretary  shall act as secretary  of the  meeting,  but in his absence the  chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.8. Informal Action by Directors.  Unless otherwise  restricted by the  certificate  of  incorporation  or these  by-laws,  any action  required or permitted  to be taken at any  meeting  of the  Board  of  Directors.  or of any committee thereof, may be taken without a meeting if all members of the Board of
Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of  proceedings  of the Board of Directors or such committee.

                                  ARTICLE III

                                  Committees

     Section 3.1.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each  committee to consist of one or more of the  directors of the  corporation.
The Board of Directors may designate one or more directors as alternate  members of any  committee,  who may  replace  any absent or  disqualified  member at any meeting of the committee.  In the absence or disqualification of a member of the committee,  the  member  or  members  thereof  present  at any  meeting  and not disqualified  from voting,  whether or not he or they  constitute a quorum,  may unanimously  appoint  another  member  of the Board of  Directors  to act at the meeting in place of any such absent or disqualified  member. Any such committee, to the extent  permitted by law and to the extent  provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the  management  of the business and affairs of the corporation,  and may authorize the seal of the corporation to be affixed to all papers which may require it.

     Section  3.2.  Committee  Rules.  Unless the Board of  Directors  otherwise provides,  each committee  designated by the Board of Directors may make,  alter and repeal rules for the conduct of its  business.  In the absence of such rules each  committee  shall  conduct its  business in the same manner as the Board of
Directors conducts its business pursuant to Article II of these by-laws.

                                  ARTICLE IV

                                   Officers

     Section 4.1. Executive Officers; Election; Qualifications;  Term of Office:
Resignation;  Removal; Vacancies. The Board of Directors shall elect a President and Secretary,  and it may, if it so determines,  choose a Chairman of the Board and a Vice Chairman of the Board from among its members.  The Board of Directors may also choose a Chief Executive Officer,  Chief Financial Officer, one or more
Vice  Presidents,  one or more  Assistant  Secretaries,  Treasurer,  one or more
Assistant Treasurers,  or such other officers as the Board shall determine. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his  successor  is elected and  qualified  or until his earlier  resignation  or removal,  Any  officer  may  resign  at any  time  upon  written  notice  to the corporation. The Board of Directors may remove any officer with or without cause at any time,  but such removal  shall be without  prejudice  to the  contractual rights of such officer, if any, with the corporation.  Any number of offices may be  held  by the  same  person.  Any  vacancy  occurring  in any  office  of the corporation  by death,  resignation,  removal or otherwise may be filled for the unexpired  portion  of the term by the  Board of  Directors  at any  regular  or special meeting.

     Section 4.2. Powers and Duties of Executive  Officers.  The officers of the corporation  shall  have  such  powers  and  duties  in  the  management  of the corporation  as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of  Directors.  The Board of  Directors  may
require  any  officer,  agent or  employee  to give  security  for the  faithful performance of his duties.

                                    ARTICLE V

                                      Stock

     Section 5.1. Certificates.  Every holder of stock shall be entitled to have a  certificate  signed by or in the name of the  corporation  by the Chairman or
Vice  Chairman of the Board of  Directors,  if any, or the  President  or a Vice
President,  and by the Treasurer or an Assistant Treasurer,  or the Secretary or
an Assistant Secretary, of the corporation certifying the number of shares owned by him in the  corporation.  Any of or all the signatures on the certificate may be a facsimile. In case any officer,  transfer agent or registrar who has signed or whose  facsimile  signature  has been  placed upon a  certificate  shall have ceased to be such officer,  transfer agent, or registrar before such certificate is issued,  it may be issued by the  corporation  with the same  effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 5.2. Lost, Stolen or Destroyed Stock Certificates:  Issuance of New
Certificates.  The corporation may issue a new certificate of stock in the place of any certificate  theretofore  issued by it, alleged to have been lost, stolen or destroyed,  and the corporation may require the owner of the lost,  stolen or destroyed  certificate,  or his legal representative,  to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VI

                                Indemnification

     Section 6. 1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists  or may  hereafter  be  amended,  any  person  who  was or is  made or is threatened  to be made a party or is otherwise  involved in any action,  suit or
proceeding,   whether  civil,  criminal,   administrative  or  investigative  (a
"proceeding")  by reason  of the fact  that he,  or a person  for whom he is the legal  representative,  is or was a director or officer of the corporation or is or was  serving  at the  request  of the  corporation  as a  director,  officer, employee or agent of another  corporation  or of a  partnership,  joint venture, trust,  enterprise  or  nonprofit  entity,  including  service  with  respect to employee  benefit  plans,  against all  liability and loss suffered and expenses
(including  attorneys' fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof)  initiated by such person only if the  proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

     Section 6.2. Prepayment of Expenses. The corporation shall pay the expenses
(including  attorneys'  fees) incurred in defending any proceeding in advance of its final disposition,  provided, however, that the payment of expenses incurred by a director or officer in advance of the final  disposition  of the proceeding shall be made only upon receipt of an  undertaking by the director or officer to repay  all  amounts  advanced  if it should be  ultimately  determined  that the director or officer is not  entitled  to be  indemnified  under this  Article or otherwise.

     Section 6.3. Claims. If a claim for  indemnification or payment of expenses under this Article is not paid in full within  sixty days after a written  claim therefor  has been  received by the  corporation,  the claimant may file suit to recover the unpaid  amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting  such claim. In any such action the  corporation  shall have the burden of proving  that the claimant was not  entitled to the  requested  indemnification  or payment of  expenses  under applicable law.

     Section 6.4.  NonExclusivity of Rights.  The rights conferred on any person by this  Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation,  these by-laws,  agreement, vote of stockholders or disinterested directors or otherwise.

     Section 6.5. Other Indemnification.  The corporation's  obligation, if any, to  indemnify  any person who was or is  serving at its  request as a  director.
officer, employee or agent of another corporation,  partnership,  joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation,  partnership,  joint venture, trust, enterprise or nonprofit enterprise.

     Section  6.6.  Amendment  or  Repeal.  Any  repeal or  modification  of the foregoing  provisions of this Article VI shall not adversely affect any right or protection  hereunder of any person in respect of any act or omission  occurring prior to the time of such repeal or modification.

                                  ARTICLE VII

                                 Miscellaneous

     Section  7.1.  Fiscal  Year.  The fiscal year of the  corporation  shall be determined by resolution of the Board of Directors.

     Section  7.2.  Seal.  The  corporate  seal  shall  have  the  name  of  the corporation  inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     Section 7.3.  Waiver of Notice of Meetings of  Stockholders,  Directors and
Committees.  Any  written  waiver of notice,  signed by the person  entitled  to notice,  whether  before  or after  the time  stated  therein,  shall be  deemed equivalent to notice.  Attendance  of a person at a meeting  shall  constitute a waiver of notice of such meeting,  except when the person  attends a meeting for the express  purpose of  objecting,  at the  beginning  of the  meeting,  to the transaction  of any  business  because  the  meeting is not  lawfully  called or convened.  Neither  the  business  to be  transacted  at nor the  purpose of any regular  or  special  meeting of the  stockholders,  directors,  or members of a committee of directors need be specified in any written waiver of notice.

     Section  7.4.  Interested  Directors;  Quorum.  No contract or  transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation,  partnership,  association,  or other organization  in which one or more of its directors or officers are directors or officers,  or have a financial  interest,  shall be void or voidable  solely for this  reason,  or solely  because  the  director  or  officer  is  present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contact or transaction,  or solely because his or their votes are counted for such purpose,  if: (1) the material facts as to his  relationship or interest and as to the contract or transaction are disclosed or are known to the
Board of Directors or the committee,  and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative  votes of a majority of the disinterested directors, even though the disinterested directors be less  than a  quorum  or (2) the  material  facts as to his  relationship  or interest and as to the contract or transaction are disclosed or are known to the stockholders  entitled  to vote  thereon,  and the  contract or  transaction  is specifically  approved  in good  faith by vote of the  stockholders;  or (3) the contract  or  transaction  is fair as to the  corporation  as of the  time it is authorized,  approved  or  ratified,  by the  Board of  Directors,  a  committee thereof, or the stockholders.  Common or interested  directors may be counted in determining  the  presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 7.5. Form of Records.  Any records maintained by the corporation in the  regular  course  of its  business,  including  its stock  ledger,  books of account,  and minute  books,  may be kept on, or be in the form of, punch cards, magnetic tape, photographs,  microphotographs,  or any other information storage device,  provided that the records so kept can be converted into clearly legible form within a reasonable time.

     Section  7.6.  Amendment  of  By-Laws.  These  by-laws  may be  altered  or repealed. and new by-laws made, by the Board of Directors,  but the stockholders may make additional  bylaws and may alter and repeal any by-laws whether adopted by them or otherwise.